UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2007, CTC Media announced that it has appointed Boris Podolsky as its new Chief Financial Officer. Mr. Podolsky’s employment with the Company will begin on December 10, 2007.

Mr. Podolsky, a certified public accountant, has served as director, finance, corporate reporting and compliance of Mobile TeleSystems (MTS) since 2004. MTS is a New York Stock Exchange-listed company and the largest mobile phone operator in Russia and the CIS, with more than 79 million subscribers. While at MTS, he was instrumental in building a centralized finance function with both strategic and operational capabilities. He also participated in the integration and restructuring of its numerous legal entities, briefly serving as acting chief financial officer for MTS in 2006. Since March 2007, Mr. Podolsky was officially responsible for the tax, accounting and reporting functions at MTS. From 1994 to 2004, he held numerous positions at Ernst & Young, including five years as manager, assurance and compliance, corporate finance & transaction support – USA, where he provided audit and transaction support services for a number of global media companies. He most recently served as senior manager of assurance and compliance – Russia where he provided project leadership for several pre-IPO projects. Mr. Podolsky received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance. Additional information regarding Mr. Podolsky is included in the Company’s press release dated November 21, 2007, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Pursuant to the Company’s offer letter, which was accepted by Mr. Podolsky, the Company and Mr. Podolsky have agreed to enter into a definitive employment agreement that will provide for an initial annual base salary of RUR 9,625,000 (US$ 393,500 based on the exchange rate in effect on November 16, 2007) that will be in effect until December 31, 2008 and a 2008 bonus opportunity based on the achievement of performance goals in an amount up to 60% of his annual base salary. In connection with joining the Company as CFO, the Company has agreed to grant to Mr. Podolsky an option to purchase 400,000 shares of its common stock at an exercise price equal to the closing trading price of the common stock on his first day of employment. Subject to certain limited exceptions, the option will vest as to 100,000 shares on the first anniversary of the grant date and as to the balance in 12 equal quarterly installments thereafter.

Mr. Podolsky’s employment agreement and option grant documentation will be filed as exhibits to the Company’s periodic report covering the period during which the employment agreement and the option grant are finalized.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                         Press Release of the Company dated November 21, 2007 – “CTC Media Appoints Boris Podolsky as Chief Financial Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: November 21, 2007	By:	/s/ Nilesh Lakhani
	Name:	Nilesh Lakhani
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release of the Company dated November 21, 2007 – “CTC Media AppointsBoris Podolsky as Chief Financial Officer”